SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF DaXingHuaShang Investment Group Limited,

a company incorporated under the laws of Republic of Seychelles,

with the address at

Second Floor, The Quadrant, Manglier Street, Victoria, Mahe,

Republic of Seychelles

(“DIGL’ or the “Company”)

THIS AGREEMENT is between

CRYPTO-SERVICES, INC..,

a company incorporated under the laws of the State of Nevada, USA,

with its address at

19 F., Lianhe Tower, 1069 Nanhai Avenue, Nanshan District, Shenzhen, Guangdong,

China

(“CRYT” or the “Company”),

And	LIN, YU MIN, M.D., representing the shareholders of

100% of the shares of

DaXingHuaShang Investment Group Limited.

Second Floor, The Quadrant, Manglier Street, Victoria, Mahe,

Republic of Seychelles

Collectively the Parties

WHEREAS, CRYT desires to purchase 100% of the Issued and Outstanding shares of DIGL, together with all of the assets of DIGL (the “Business Assets”) on the terms and subject to conditions set forth herein and;

WHEREAS, DIGL owns the property and assets, described more fully in Appendix A and;

WHEREAS, CRYT has agreed to issue Three Hundred Million shares of CRYT to DIGL to acquire 100% of the shares and assets of DIGL for a cost of US$12 million and;

WHEREAS, CRYT feels it is in its best interest that it acquire the aforesaid shares and assets at (US$0.04 per share CRYT value) and;

WHEREAS, SHEN, Xin Long, the President, Chief Executive Officer of CRYT is the Company’s signing authority.

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NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, DaXingHuaShang Investment Group Limited Hereby agrees to sell, assign, transfer convey and deliver to CRYT, 100% of the shares and the assets of DIGL, together with all of its rights, titles and interests in the business assets and all attendant or related assets of DIGL, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 CRYT hereby agrees to purchase and acquire 100% of the shares and Business Assets of DIGL and CRYT shall issue an aggregate of three hundred million (300,000,000) new Common Shares of the Company to DIGL and both partied agree that this share issuance by CRYT represents payment in full of the US$12 million noted in paragraph 1.1.

1.3 It is understood by the Parties the 300,000,000 shares of CRYT so issued as payment for the business assets will be restricted shares as required by Rule 144 the United States Securities Act (the “Act” and shall display a restrictive legend as required by the United States Securities and Exchange Act.)

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, DIGL hereby agrees to transfer control of the shares and assets of DIGL to CRYT through the acceptance and confirmation by DIGL of the issuance and granting, by CRYT, of 300,000,000 newly issued shares of CRYT which shares, represents the full purchase price of 100% of the shares of DIGL and all of its assets as described in Appendix A.

ARTICLE II

CLOSING

2.1 On or before June 18, 2017 (the “Closing”), DIGL should deliver, for transmittal to CRYT, dully authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of DIGL and its assets.

2.2 The consummation of the transfer by DIGL to CRYT, and the acquisition by CRYT of DIGL and its assets by the payment of Five Hundred Million new Common Shares shall occur on or before December 31, 2016 and CRYT shall deliver, or cause to be delivered, to DIGL, a board resolution confirming the issuance of One Billion Common Shares that are being sold, assigned, and conveyed to the shareholders of DIGL, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to DIGL. (Appendix B)

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2.3 Immediately at the Closing, CRYT shall deliver to DIGL, Stock certificate(s) representing Three Hundred Million shares issued in the name of names designated by DIGL. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.4 On or before June 18, 2017 (the “Closing”), DIGL shall deliver, for transmittal to CRYT, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of DIGL and its assets.

ARTICLE III

EXCUTION

3.1 CRYT shall execute and deliver to DIGL, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of CRYT.

3.2 DIGL shall execute and deliver to CRYT, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of DIGL and all of the assets of DIGL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CRYT

CRYT hereby represents and warrants to DIGL as follows (it being acknowledged that DIGL is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of CRYT hereunder):

4.1 Authorization. CRYT, represented by SHEN, Xin Long, the President, Chief Executive Officer of CRYT has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of CRYT, and this Agreement is enforceable with respect to DIGL in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions of provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which CRYT is a party or by which CRYT or any of its assets for properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to CRYT or the assets or properties of CRYT.

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4.2 Legality of Shares. To the best of CRYT’s knowledge, the Common Shares, when delivered as provided in this Agreement, will be baldly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, DIGL will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against CRYT.

(b) Neither CRYT, nor any of its directors of officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false conviction with the Commission.

(c) CRYT is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed issues or Liabilities. CRYT warrants that to the best of its knowledge there are no, issues that might tend to cause damage to CRYT or its shareholders, or State or Federal regulatory problems of any description.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF DIGL

5.1 Authorization. DIGL has full power, legal capacity and authority to authority enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from CRYT and to perform all obligations hereunder. This Agreement constitutes the legal, valid or appropriate for the purpose of and binding obligation of DIGL and this Agreement is enforceable with respect to DIGL, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. DIGL had obtained such information regarding the financial position and prospects of CRYT, as DIGL considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from DIGL pursuant to this Agreement.

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5.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Commission or by the securities administration or legal authority of any state or jurisdiction within or outside of the United States, China or the Republic of Seychelles, is pending or threatened against DIGL.

(b) Neither DIGL nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) DIGL is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosing of Transference of Control

(a) DIGL understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission,

(b) DIGL will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) DIGL will provide a detailed list of DIGL individuals or entities (the “New Shareholders”) designated to receive Common Shares of CRYT pursuant to issuance of the 300,000,000 Common Shares specified in this Agreement.

(d) The above noted detailed list of DIGL New Shareholders shall include the full legal name of the individual or entity receiving CRYT Common Shares, the full address and citizenship of corporate jurisdiction of each New Shareholder (Attached hereto as Appendix B).

5.5 DIGL warrants that they and DIGL shall deliver to CRYT all of rights, titles and interests in 100% of the shares of DIGL, the company DIGL and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests of rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 DIGL warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

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5.7 DIGL warrants and confirms that immediately upon executing this Agreement by its designated signing authority it will, undertake a full and up-to-date Valuation Report and a full and up-to-date audit of the financial position of DIGL, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

ACTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party,

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4 Shares to Be Held in Escrow. The parties agree that all shares issued, pursuant to the terms and conditions of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notice. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to CRYT, to	CRYPTO-SERVICES, INC..,
SHEN, Xin Long
19 F., Lianhe Tower, 1069 Nanhai Avenue,
Nanshan District, Shenzhen, Guangdong,
China

(b) If to DIGL, to	LIN, Yu Min
Unit FGH, 27/F., Zhenye Building,
Luohu District, Shenzhen, Guangdong,
China

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

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6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreement Parts, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fee, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF CRYT GOLD CORPORATION

/s/ Shen Xinlong	Designated Signing Authority
SHEN, Xin Long
President,
CRYPTO-SERVICES, INC..

ON BEHALF OF DaXingHuaShang Investment Group Limited

/s/ Lin Yu MIn	Designated Signing Authority
LIN, Yu Min
Director
DaXingHuaShang Investment Group Limited

Signature of Witness:	/s/ Cao, Yu Shan
Name:	CAO, Yu Shan
Address:	Room 602, 6th Building, 5 South Haibin Avenue,
Xiashan, Zhanjiang,
Guangdong, China

Date: December 14, 2016

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APPENDIX A

List of Assets

DIGL had fully owned “DONGGUAN CITY FRANCE vin tout co. ltd. “. FVT’s approved main business scope includes wholesale and retail of packed food and daily consumer products. FVT’s headquarter is located at Jinhui Science and Technology Park, Dongguan City, Guangdong Province, the People’s Republic of China (China). FVT has many offices and shops locating in different cities and provinces in China. FVT owns his wholly owned subsidiary shops and provides license approved chain shops for clients and/ or potential clients who are interested in investing, participating and developing France Red Wine in the wine market in China. The red wine shops of FVT, either wholly owned by FVT or license approved by FVT are both collectively and officially under the chain shop name as “FRANCE vin tout arts winery (FVT ARTS WINERY)”. FVT is actively in communicating and developing red wine culture and romantic lifestyle in China with France’s famous wineries in Bordeaux and Bourgongne as FVT’s partners and networks.

ON BEHALF OF DaXingHuaShang Investment Group Limited

/s/ Lin Yu MIn
Designated Signing Authority
LIN, Yu Min, M.D.
Sole Director
DaXingHuaShang Investment Group Limited

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APPENDIX B

Form of Board Resolution issuing 300,000,000 Common Shares of

CRYT to DaXingHuaShang Investment Group Limited

Shareholders

List of New Shareholders of CRYT to be transferred to:

	Name of Shareholder	Passport No./ Business License	No. of Shares	Address
1	LIN, Yu Min	E16857975(CHN)	18,000,000	No.22 Ji Yu Qiao Xia, Tang Keng Village, Xia Jia Shan Town, Pu Ning, Guangdong, China
2	Gaosheng Group Co., Ltd.	1874278(Republic of Seychelles)	129,000,000	Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles
3	China Kaipeng Group Co., Ltd.	184283(Republic of Seychelles)	153,000,000	Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles
	Total		300,000,000

The new issue shareholders list

Total 3 share certificates of total number of shares 300,000,000 shares

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